                                                                      EXHIBIT 12

                 CALCULATION OF EARNINGS TO FIXED CHARGES RATIO

                                                                 Predecessor
                                         Successor               Nine months
                                     Nine months ended              ended
                                     December 31, 1997        December 31, 1996
                                     -----------------        -----------------
                                          (pounds)        $       (pounds)
                                                (Amounts in millions)

Earnings

Pretax income from continuing
operations                                   47           77        117
Adjustment to include distributed
income of less than 50% owned
persons                                      --           --         --
Add: Amortisation charge on
capitalized interest                          1            2          1
Less: interest capitalized in the
period                                       --           --         --
                                           ----         ----       ----
Total earnings before fixed charges          48           79        118
                                           ----         ----       ----


Fixed charges

Interest expenses                            89          146         33
Interest capitalized                         --           --         --
                                           ----         ----       ----
Total fixed charges                          89          146         33
                                           ----         ----       ----

Total earnings and fixed charges            137          225        151

Ratio of earnings/fixed charges             1.5                     4.6

       CALCULATION OF EARNINGS TO FIXED CHARGES RATIO PREDECESSOR COMPANY

                                                  Year Ended March 31

                                                                                  Proforma
                                                                                      Year
                                                                                     Ended
                                                                                  March 31
                                    1993      1994      1995      1996      1997      1997
                                 (pounds)  (pounds)  (pounds)  (pounds)  (pounds)  (pounds)
                                                 (Amounts in millions)
Earnings:
Pretax income from continuing
operations                           154       143       219       507        39        26
Adjustments to include
distributed income of less than
50% owned persons                     --         2        (1)       --        --        --
Add: Amortisation charge on
capitalized interest                  --        --         1         1         1         1
Less: Interest capitalized in the
period                                (4)       (6)       --        --        --        --
                                    ----      ----      ----      ----      ----      ----
Total earnings before fixed
charges                              150       139       219       508        40        27
                                    ====      ====      ====      ====      ====      ====

Fixed charges
Interest expenses                     23        18        23        46        48       122
Interest capitalized                   4         6        --        --        --        --
                                    ----      ----      ----      ----      ----      ----

Total fixed charges                   27        24        23        46        48       122
                                    ====      ====      ====      ====      ====      ====

Total earnings and fixed charges     177       163       242       554        88       149

Ratio of earnings/fixed charges      6.6       6.8      10.5      12.0       1.8       1.2